AMGAM/AGRM - AGEL SETTLEMENT AGREEMENT & TERM SHEET
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         Whereas AmGam Associates,  a chapter 11 debtor-in-possession  ("AmGam")
and   American   Gaming  and  Resorts  of   Mississippi,   Inc.,  a  chapter  11
debtor-in-possession ("AGRM") (AmGam and AGRM collectively, the "Debtors") filed adversary proceedings against American Gaming and Entertainment, Ltd. ("AGEL"), Bennett Holdings, Inc., now known as Shamrock Holdings Group, Inc. ("Shamrock"), and Bennett Management and Development Co. ("Bennett") seeking, among other things, to avoid alleged fraudulent transfers (the "Avoidance Action");

         Whereas the Avoidance Action is being prosecuted by the Official Committees of Unsecured Creditors of AmGam and AGRM for the benefit to their respective estates;

         Whereas AGEL, Shamrock and Bennett have asserted various defenses to the allegations set forth in the Avoidance Action;

         Whereas AGEL has filed proofs of claim against the Debtors in an amount in excess of $44,664,514.45;

         Whereas Shamrock asserts that it possesses claims against the Debtors in an amount in excess of $29,816,595.00;

         Whereas the Debtors assert various defenses to the claims filed or asserted by AGEL and Shamrock;

         Therefore, in full and final compromise/settlement and satisfaction of all claims that AmGam, AGRM, the AmGam Unsecured Creditors' Committee ("AmGam Committee"), and the AGRM Unsecured Creditors' Committee ("AGRM Committee"), may have against AGEL, Shamrock and Bennett, and of all claims that AGEL, Shamrock and Bennett may have against the Debtors or the Debtors' chapter 11 estates or their representatives, the undersigned agree to support any chapter 11 Liquidating Plan filed jointly in the AmGam and AGRM cases which contain the following terms:

I.    Settlement Participants:

      A.   AmGam;
      B.   AGRM;
      C.   AmGam Committee;
      D.   AGRM Committee;
      E.   AGEL;
      F.   Shamrock; and
      G.   Bennett

II.      Matters to be Settled:

         A. Avoidance Action (Fraudulent Conveyance Litigation) with Motion for Substantive Consolidation to be Dismissed;

         B. Plan and Disclosure  Statement  Objections by both Debtors and AGEL;
and

         C. Dispute between AGEL and Shamrock as to the proper holder of the claims against the Debtors. Except as set forth in the previous sentence, nothing in this settlement agreement shall be construed to settle, release or otherwise compromise any claim AGEL, Shamrock or Bennett may have against each other.

III.     Settlement Mechanism and Goals:

         A. Dismissal of Avoidance Action after entry of final Order of Confirmation;

         B. Liquidation Plan supported by both Debtors, both Committees, AGEL, Shamrock and Bennett.

IV.      Asset Distribution Mechanism and Formula:

         A. AGEL and/or Shamrock or its assignee will be the only parties entitled to receive any distributions under the Plan for claims of any kind asserted against the Debtors by AGEL, Shamrock and Bennett, or their officers, directors or stockholders whether such claims are secured, unsecured, direct or acquired claims, or otherwise;

         B. Prior to the final approval of any settlement agreement incorporating these terms either by separate order or by confirming the chapter 11 Liquidating Plan to be filed jointly in the AmGam and AGRM cases, AGEL and Shamrock shall advise both Debtors and both Committees, in writing, of the allocation between AGEL and Shamrock or its assignee of the distributions described in Sec. IV, Para. A above. Such agreed upon allocation shall become an integral part of this settlement agreement and shall be incorporated into any order approving this settlement agreement.

         C. Subject to the terms and conditions of paragraph G below, AGEL and Shamrock in consideration for the terms of this settlement agree to withdraw all of their secured and unsecured claims against the Debtors and hereby agree to have one collective general allowed unsecured claim against the Debtors in the amount of $33,000,000.00, which claim shall be fully satisfied in accordance with the conditions of this term sheet, and particularly, Sec. VI hereinbelow; except to the extent otherwise set forth in this term sheet, AGEL and Shamrock shall waive their claims against all assets in the AmGam and AGRM estates, including all funds received from the President for the FF&E purchase which are hereby deemed property of the AmGam estate and shall be dedicated to and used to pay expenses of administration and other allowed unsecured claims in the AmGam estate;

         D. On the Effective Date of the Plan, AGEL shall convey to the AmGam/AGRM Creditor's Trust (the "Trust") to be used for the holders of Allowed Claims and created under the terms of the Plan (i) an undivided 22.7% ownership interest in the asset known as the President Casino, and (ii) an undivided 22.7% interest in all rights of the owner/lessor under the existing Charter Agreement with the President (the "President Lease"), which assets shall be held by the Trustee ("Trustee") of the Trust for the benefit of the holders of AmGam Allowed Unsecured Claims and AGRM Allowed Unsecured Claims, AGEL and Shamrock or its assignee until the Plan is fully consummated. The Trustee shall be vested with all rights and benefits pertaining to the 22.7% undivided ownership interest in the President Casino, including all rights of the owner under the President Lease (including, without limitation, the right to receive all charter hire and other payments thereunder, to enforce the collection of any sums or obligations payable or performable thereunder, to exercise any and all remedies available to the owner thereunder, and to grant or withhold any consent thereunder). The beneficiaries of the Trust shall be the AmGam Creditors, the AGRM Creditors, AGEL and Shamrock or its assignee.

         E. As additional responsibilities, the Trustee shall receive and shall have the sole responsibility for receiving all revenue generated from payments owned by the President, or other sources, for lease or note payments due as a result of the President Lease of the former Gold Coast Casino or the purchases, under a note, of certain FF&E located thereon. The Trustee shall also have responsibility for payment of such funds as required herein and under the terms of a confirmed Plan containing the provisions of this term sheet. Except as stated in the following proviso, neither the Trust nor the Trustee shall assume or be obligated to pay or perform any obligation of the owner under the
President Lease, and AGEL shall be and remain liable for all such owner's obligations and shall indemnify and hold the Trust and the Trustee harmless from and against all such liabilities and obligations; provided, that the Trust shall assume only the obligations of the owner under the President Lease that accrue and are first performable thereunder during the period beginning on the Effective Date and ending on the date the Plan is fully consummated or such earlier date of termination of the President Lease, but such assumption, however, shall be enforced solely against the assets of the Trust and shall not impose any liability on or be enforceable against the Trustee or the beneficiaries of the Trust.

         F. Except as required in section VII herein, upon the Effective Date of a confirmed Plan of Liquidation, the monthly payments under the President Lease shall be collected by the Trustee and distributed in accordance with Section VI, Paragraph B., Subparagraph 2 hereinbelow.

         G. AGEL recognizes and agrees that Shamrock holds a valid, properly perfected and unavoidable first mortgage on or security interest in the Casino Barge in the original principal amount of $2,040,603.75. In consideration of the terms of this settlement the AmGam Committee and the AGRM Committee agree not to contest the Ship Mortgage L.P. preferred Ship's Mortgage now held by Shamrock as a properly perfected and unavoidable first mortgage on or security interest in the Casino Barge in the original principal amount of $2,040,603.75. AGEL agrees that it shall assume sole responsibility for the satisfaction of Shamrock's mortgage or security interest and Shamrock and AGEL agree, as consideration for the agreement by the AmGam and AGRM creditors not to challenge the Ship Mortgage, L.P. ship mortgage, that there shall be no charge or encumbrance against the interests of the AmGam and AGRM creditors or the interests of the AmGam and AGRM creditors in the Trust or the above described 22.7% undivided ownership interest on account of such claim.

         H. Other than payments under this distribution structure from the revenue stream generated by the President Lease and the payment described in section VII below, holders of Allowed Unsecured Claims in AmGam shall share only in distribution of assets owned by and liquidated in the AmGam case.

         I. Other than payments under this distribution structure from the revenue stream generated by the President Lease and the payments described in section VII below, holders of AGRM Allowed Unsecured Claims shall share only in distribution of assets owned by the liquidated in the AGRM case.

         J. For purposes of this settlement, the following treatment of claims shall be included in a Plan of Liquidation:

         (1) all allowed administrative claims in each estate shall be paid in full at confirmation from assets of the respective estate;

         (2) all allowed priority claims shall be paid in accordance with the terms of the Plan;

         (3) and all other claims treated in accordance with the Plan and pursuant to priorities established by the Bankruptcy Code.

         K. On behalf of the owners, the Trustee shall also have the power and authority to act to recover lease payments or the casino itself, in the event of a default under the President Lease or any other payment or performance obligations by the President. The terms of the Trust shall give the Trustee the discretion to use a portion of the $67,500.00 monthly payments from the President Lease (not to exceed $2,500.00 per month) to create a reserve for payment of the owner's share of the cost of redelivering the vessel to the owner as provided in the President Lease, which reserve shall be in addition to the $2,500.00 deduction from the monthly lease payment described in Sec. VI, Para. B(2)(b) hereinbelow.

V.       Use of Cash at Confirmation and During Plan Confirmation Period:

         A. Cash Available at  Confirmation  and to be Generated  During Term of
     Plan:

         (1) Estimate of value of assets to be available for liquidation and distribution to creditors (estimated at October 15, 1996):


              (a)   AmGam:

                    (1)Cash on Hand per  Debtor's  operating  reports  (includes
               FF&E  collections  &  pro-rata  share  of  Pres.  lease  pmnts.):     $2,097,253

                    (2)A/C Rec.: FF&E purchase  pmnts.  (from Pres. Per Debtor's
               operating reports) (13 mos. % $120,748.12)                            $1,569,724
                                                                                     ----------

                     Total:                                                          $3,666,977

                    (3)                                                                  AGRM:
               Cash on hand (est.):                                                    $163,533

         (2) Estimated cash flow for terms of plan (beginning October 1, 1996):

                                             From President Lease payments ($67,500.00 x 45 mos)
                                                                                  $3,037,500.00

         B. Further Distribution of Funds During Plan Consummation Period:

         The remaining cash flow from FF&E and lease payments under the President FF&E Note and Lease is distributed as follows:

                  (1) The Plan will dedicate all remaining payments by the President relating to the FF&E purchase to payment of the Allowed Claims of the AmGam Unsecured Creditor body, and all cash in the AmGam estate at the time of confirmation shall likewise be so dedicated. The AGRM assets likewise shall be dedicated to payment of the Allowed Claims of the AGRM Unsecured Creditor body.

                  (2) From the Effective Date of the Plan, the payments received under the President Lease shall be paid by the Trustee as follows:

                         (a) First, to the appropriate Distribution Funds described in a Plan for the benefit of the Allowed Claims of AmGam and AGRM creditors, excluding AGEL and Shamrock: $67,500.00 per month for distribution in accordance with the terms of the Plan;

                         (b) Second,  to a segregated  account to be held by the
               Trustee for use in paying any and all costs of protecting the Casino leasehold asset in the event of default under the Casino lease by the President: $2,500.00 per month; in the event that no default has occurred at the end of twenty four months from the Effective Date of the Plan, the Trustee, in his discretion, may pay these funds in accordance with subparagraph (a) immediately hereinabove (but such distribution shall in no event exceed the sum of $60,000); in the event the Trustee chooses not to distribute any funds accumulated in accordance with the Paragraph, any funds accumulated hereunder and remaining in this segregated account shall nevertheless be distributed in accordance with Plan requirements at the time of the last distribution;

                         (c) Thereafter, the balance of the monthly payment shall be paid to AGEL and/or Shamrock or its assignee.

VI.      Additional Requirements

         A. Under the terms of the President Lease, the President has the right to purchase the casino under certain conditions or to extend the term of the President Lease for two additional terms of five years each.

         B. In the event the President elects to purchase the casino during the Plan consummation period, then out of the closing proceeds, there shall be delivered to the Trustee, as seller, 22.7% of the net sales proceeds for use in distribution to holders of the AmGam and AGRM claims under the Plan; those funds shall then be distributed to the holders of such Allowed Claims in accordance with the terms of the Plan; the remaining funds or 77.3% of the net sales proceeds shall be paid to AGEL and/or Shamrock or its assignee, net proceeds being defined as those funds remaining after payment of all closing expenses related to the sale.

         C. In the event the President elects to extend the President Lease for the first extended term (the "First Extended Term"), or to modify the existing charter with the consent and approval of the parties hereto, the Trustee shall continue to receive the lease payments in accordance with the Plan and shall escrow the same percentage amount described in B above for distribution to the creditors of the AmGam and AGRM estate over the First Extended Term of the extended lease.

         D. Upon the occurrence of either event in B, or C, above, and the payment of all requisite distributions, costs and expenses, the Plan shall be deemed finally consummated.

         E. All of the signatories hereto agree to vote for support any Plan of Liquidation filed in the AmGam and AGRM cases containing the terms and conditions described herein.

VII.     Terms of the Trust

         A. The terms of the Trust and the rights and obligations of the trustee of the Trust (the "Trustee") shall be set forth in a written Trust Agreement acceptable to the AmGam Committee, the AGRM Committee, AGEL and Shamrock. Any Trustee selected to serve must be acceptable to AGEL, Shamrock, and the designated representative (the "Representative") of the holders of AGRM and AmGam Unsecured Claims entitled to a distribution from the liquidating Trust.

         B. The Trust Agreement shall provide that the Trustee shall have no power to take any actions out of the ordinary course of business with respect to the interest of the Casino Barge or the President Lease held in the Trust without the consent and approval of the Representative, AGEL and Shamrock or its assignee. Such actions requiring consent will be generally defined in the Trust Agreement and shall include any prepayment or other modification of the President Lease, any proposed sale, transfer or any other disposition of any interest in the Casino Barge, and the terms of any proposed settlement of any dispute or litigation with the lessee of the Casino Barge that would result in a reduction of or delay in receipt of any remaining unpaid lease payments under the current terms of the President Lease.

         C. The Representative, AGEL and Shamrock shall cooperate with each other in good faith and use their best efforts to reach mutually acceptable terms with respect to any proposed sale, transfer or other disposition of the Casino Barge or any settlement of any dispute or litigation with the lessee of the Casino Barge for which the Trustee requires consent and approval as set forth in paragraph VII. B above. The Representative, AGEL and Shamrock or its assignee agree to provide the other party with immediate notice of any proposed purchase of the whole or partial interest in the Casino Barge. Upon receiving written notice of the terms of any such proposed sale to which one party intends to consent, the other party shall have five (5) business days to respond by expressing in writing whether such proposal is acceptable. If the parties do not both agree that the proposal is or is not acceptable, the parties shall meet within five (5) business days, which meeting by agreement may take place telephonically, of such response to determine whether the parties can agree on an acceptable counteroffer. If the parties are still unable to agree to an appropriate course of action, the parties shall submit the terms of the proposed sale, and the reason for the opposing party's dissatisfaction with those terms to an independent third party, mutually acceptable to both parties, whose decision shall be binding on both parties. Prior to final approval of the terms of this settlement agreement, the parties shall designate one or more mutually acceptable independent third parties to fulfill this function in the event of such a disagreement.

         AGREED THIS THE          day of November, 1996.


                                   AMGAM ASSOCIATES, DEBTOR


                                   BY:
                                       ----------------------------------------


                                   ITS:
                                       ----------------------------------------


                                   AMERICAN GAMING & RESORTS OF
                                   MISSISSIPPI, INC., DEBTOR


                                   BY:
                                       ----------------------------------------


                                   ITS:
                                       ----------------------------------------


                                   AMERICAN GAMING & ENTERTAINMENT, LTD,
                                   A DELAWARE CORP.


                                   BY:
                                       ----------------------------------------


                                   ITS:
                                       ----------------------------------------

                                   AND


                                   BYRD & WISER


                                   BY:
                                       ----------------------------------------
                                   ITS COUNSEL

                                   SHAMROCK HOLDINGS GROUP, INC.,
                                   A DELAWARE CORP.


                                   BY:
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                                   ITS:
                                       ----------------------------------------

                                   AND


                                   --------------------------------------------

                                   BY:
                                       ----------------------------------------
                                   ITS COUNSEL


                                   OFFICIAL COMMITTEE OF
                                   UNSECURED CREDITORS OF AMGAM
                                   ASSOCIATES

                                   BY:
                                       ----------------------------------------


                                   ITS:
                                       ----------------------------------------


                                   OFFICIAL COMMITTEE OF UNSECURED
                                   CREDITORS OF AMERICAN GAMING AND
                                   RESORTS OF MISSISSIPPI, INC.


                                   BY:
                                       ----------------------------------------


                                   ITS:
                                       ----------------------------------------